Exhibit 10.1

FIRST AMENDMENT TO

FOREST OIL CORPORATION PENSION TRUST AGREEMENT

AS AMENDED AND RESTATED JANUARY 1, 2002

WHEREAS, Forest Oil Corporation (the “Company”) has heretofore entered into an agreement with David H. Keyte, Cyrus D. Marter IV, Timothy F. Savoy, and Michael N. Kennedy (or the individuals who preceded them as trustees or Committee members) denominated the Forest Oil Corporation Pension Trust Agreement, as amended and restated as of January 1, 2002 (the “Trust Agreement”); and

WHEREAS, the Company desires to amend the Trust Agreement to incorporate certain revisions required by recent legislative developments and to clarify operation of the Trust in certain respects.

NOW, THEREFORE, the parties hereto hereby mutually agree that the Trust Agreement shall be amended as follows:

I.                                           Effective as of January 1, 2002 (and, with respect to earlier versions of the Plan, effective as of the date the affected provisions (or provisions similar thereto) were incorporated into the Plan):

1.                                       The first paragraph of Section 1.23 of the Trust Agreement shall be deleted and the following shall be substituted therefor:

“‘Qualified Joint and Survivor Annuity’” shall mean a monthly annuity payable during the joint lives of a married Participant and such Participant’s spouse, continuing for the life of the spouse if the spouse survives the Participant, in an amount equal to one-half (1/2) the amount payable during the joint lives of the Participant and spouse; provided that for purposes of this form of annuity, the Participant’s spouse may only receive benefits following the death of the Participant if he or she was married to the Participant when payments under such annuity commenced.  A Qualified Joint and Survivor Annuity shall be payable in amounts such that the Qualified Joint and Survivor Annuity is the actuarial equivalent of the amount of pension payable for 10 years certain and continuously for the life of the Participant determined under Section 3.01.  A Participant shall be entitled to elect not to take a Qualified Joint and Survivor Annuity as herein provided. If a Participant elects not to take a Qualified Joint and Survivor Annuity, once payments commence under the optional form of benefit chosen by the Participant, the Participant may not change his election (either as to form of benefit or designated Beneficiary), except to the extent specifically provided in Section 3.10.”

2.                                       The following provision shall be added at the end of the second paragraph of Section 1.24 of the Trust Agreement:

“If a Participant elects not to take a Qualified Survivor Annuity, once payments commence under the optional form of benefit chosen by the Participant, the

Participant may not change his election (either as to form of benefit or designated Beneficiary).”

3.                                       The following new Section 3.10 shall be added to the Trust Agreement:

“3.10                     Notwithstanding the foregoing provisions of this Article III, once payments commence under the Qualified Joint and Survivor Annuity or optional form of benefit chosen by the Participant, the Participant may not change his election (either as to form of benefit or designated Beneficiary); provided, however, that if a Participant elects a life annuity with a term certain, he may change his designated Beneficiary after payments commence.”

4.                                       The following new Section 4.06 shall be added to the Trust Agreement:

“4.06                     Notwithstanding the foregoing provisions of this Article IV, once payments commence under the Qualified Survivor Annuity or optional form of benefit chosen by the designated Beneficiary of the Participant), the Participant or the designated Beneficiary, as applicable, may not change his election (either as to form of benefit or designated Beneficiary); provided, however, that the designated Beneficiary may be changed if the Qualified Survivor Annuity has been waived and either a term certain annuity or installment benefit has been elected.”

5.                                       The following new Section 5.05 shall be added to the Trust Agreement:

“5.05                     Notwithstanding the foregoing provisions of this Article V, once payments commence under the Qualified Joint and Survivor Annuity, the Participant may not change his election (either as to form of benefit or designated Beneficiary).”

II.                                     Effective as of March 28, 2005:

1.                                       Section 3.07 of the Trust Agreement shall be deleted and the following shall be substituted therefor:

“3.07                     Notwithstanding the foregoing provisions of this Article III, if at a Participant’s termination of employment with all Employers, the present value (determined using the actuarial assumptions specified in Schedule A) of the Participant’s pension is $1,000 or less, then a lump-sum payment equal to such present value shall be paid to the Participant, in lieu of any other benefit under the Plan, as soon as practicable following his termination of employment with all Employers.  Further, notwithstanding the foregoing provisions of this Article III, if at a Participant’s termination of employment with all Employers, the present value (determined using the actuarial assumptions specified in Schedule A) of the Participant’s pension exceeds $1,000 but does not exceed $5,000, then the Participant may elect to receive a lump-sum payment equal to such present value, in lieu of any other benefit under the Plan, which shall be payable as soon as administratively feasible following his election.  Payment of benefits pursuant to this Section shall not require spousal consent or waiver of the Qualified Joint and Survivor Annuity.”

2.                                       The last paragraph of Section 5.02 of the Trust Agreement shall be deleted and the following shall be substituted therefor:

“Notwithstanding the foregoing provisions of this Section 5.02, if at a Participant’s termination of employment with all Employers, the present value (determined using the actuarial assumptions specified in Schedule A) of the Participant’s accrued benefit is $1,000 or less, then a lump-sum payment equal to such present value shall be paid to the Participant, in lieu of any other benefit under the Plan, as soon as practicable following his termination of employment with all Employers.  Further, notwithstanding the foregoing provisions of this Section 5.02, if at a Participant’s termination of employment with all Employers, the present value (determined using the actuarial assumptions specified in Schedule A) of the Participant’s accrued benefit exceeds $1,000 but does not exceed $5,000, then the Participant may elect to receive a lump-sum payment equal to such present value, in lieu of any other benefit under the Plan, which shall be payable as soon as administratively feasible following his election.  Payment of benefits pursuant to this paragraph shall not require spousal consent or waiver of the Qualified Joint and Survivor Annuity.”

3.                                       The following provision shall be added at the end of Section 10.10 of the Trust Agreement:

“In the event that the total value of an amount directed to be paid pursuant to a ‘qualified domestic relations order’ is not in excess of $5,000, such amount shall be paid to the recipient or recipients identified in such order in one lump sum payment as soon as practicable after such order has been determined to be a ‘qualified domestic relations order.’”

III.                                   Effective for determining required minimum distributions for calendar years beginning on or after January 1, 2003, the following new Section 3.11 shall be added to Article III of the Trust Agreement:

“3.11                     (a)                                  The provisions of this Section 3.11 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 Distribution Calendar Year.  The foregoing notwithstanding, distributions made from the Plan for Distribution Calendar Years 2003, 2004 and 2005 will not fail to satisfy the requirements and rules of this Section 3.11 if they were based upon a reasonable and good faith interpretation of Section 401(a)(9) of the Code.

(b)                                 The requirements of this Section 3.11 will take precedence over any inconsistent provisions of the Plan.

(c)                                  All distributions required under this Section 3.11 will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(d)                                 Notwithstanding the other provisions of this Section 3.11, other than Paragraph (c) above, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(e)                                  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)                                         If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2)                                         If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)                                         If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)                                         If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Paragraph (disregarding item (1) above), will apply as if the surviving spouse were the Participant.

For purposes of this Paragraph (e) and Paragraph (h) below, distributions are considered to begin on the Participant’s Required Beginning Date (or, if item (4) applies, the date distributions are required to begin to the surviving spouse under item (1) above).  If annuity payments irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under item (1) above), the date distributions are considered to begin is the date distributions actually commence.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with

Paragraphs (f), (g) and (h) of this Section 3.11, whichever is applicable. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations promulgated thereunder and, if the annuity contract is purchased after the Required Beginning Date, the first payment interval must begin on or before the annuity contract purchase date and the payment required for one payment interval must be made no later than the end of such payment interval.  Any part of the Participant’s interest which is in the form of an individual account described in section 414(k) of the Code will be distributed in a manner satisfying  the requirements of section 401(a)(9) of the Code and the Treasury regulations promulgated thereunder that apply to individual accounts.

(f)                                    If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity must satisfy the following requirements:

(1)                            The annuity distributions will be paid in periodic payments made at uniform intervals not longer than one year.

(2)                            The distribution period will be over a life (or lives) or over a period certain not longer than the period described in Paragraph (g) or (h).

(3)                            Once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted unless such change is permitted under and complies with A-13 of Treasury regulation section 1.401(a)(9)-6.

(4)                            Payments will either be nonincreasing (disregarding ancillary death benefits in the case of payments made upon the death of the Participant) or increase only as follows:

(i)                                     by an annual percentage increase that does not exceed the annual percentage increase in an Eligible Cost-of-Living Index for a twelve-month period ending in the year in which the increase occurs or the prior year;

(ii)                                  by a percentage increase that occurs at specified times and does not exceed the cumulative total of annual percentage increases in an Eligible Cost-of-Living Index since the Annuity Starting Date or, if later, the date of the most recent percentage increase;

(iii)                               to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Paragraph (g) dies or is no longer the Participant’s beneficiary pursuant to a qualified domestic relations order within the meaning of section 414(p);

(iv)                              to provide cash refunds of employee contributions upon the Participant’s death;

(v)                                 to pay increased benefits that result from a Plan amendment;

(vi)                              to allow a beneficiary to convert the survivor portion of a joint and survivor annuity into a single sum distribution upon the Participant’s death; or

(vii)                           to the extent permitted under items (c) and (d) of A-14 of Treasury regulation section 1.401(a)(9)-6 (regarding permitted increases under certain annuity contracts purchased from an insurance company and additional permitted increases for annuities payable from a trust for certain de minimis increases, payments upon death or as a result of certain dividend payments).

The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under item (1) or (2) of Paragraph (e)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the bi-monthly, monthly, semi-annually, annually or other, as applicable, periods for which payments are received.  All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year must be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.  Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year must commence to be distributed in accordance with the provisions of this Section 3.11 beginning with the first payment interval ending in the calendar year immediately following the calendar  year in which such additional benefit amount accrues.

(g)                                 If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, the periodic annuity payment payable to the Designated Beneficiary after the Participant’s death must not at any time after the Participant’s Required Beginning Date exceed the applicable percentage of the annuity payment payable to the Participant using the table set forth in A-2 of Treasury regulation section 1.401(a)(9)-6.  If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain. Unless the Participant’s spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in A-2 of Treasury regulation section 1.401(a)(9)-9 for the calendar year that contains the Participant’s Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in A-2 of Treasury regulation section 1.401(a)(9)-9 plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date. If the Participant’s spouse is the participant’s sole Designated Beneficiary, the period certain may not exceed the joint and last survivor expectancy of the Participant and the Participant’s spouse, if longer than the applicable distribution period for the Participant as determined under this Paragraph (g), provided the period certain is not provided in conjunction with a life annuity.

(h)                                 If the Participant dies before the date distribution of his or her interest begins and there is a Designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in item (1) or (2) of Paragraph (e), whichever is applicable, over the life of the Designated Beneficiary or over a period certain not exceeding:

(1)                                         Unless the Pension Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death determined for the Distribution Calendar Year that contains the Pension Starting Date; or

(2)                                         If the Pension Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the Pension Starting Date. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Paragraph (h) will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to item (1) of Paragraph (e).

(i)                                     For purposes of this Section 3.11, payments made by the Plan to a Participant’s child following the death of the Participant are treated as if made to a surviving spouse of the Participant until the child reaches the age of majority under applicable state law (or dies, if earlier) provided that such payments become payable to the Participant’s surviving spouse upon cessation of such payments to the child if such surviving spouse is then living.  A child who has not completed a specified course of education and is under the age of 26 or who is disabled within the meaning of Section 72(m)(7) of the Code is not deemed to have reached the age of majority for purposes of the preceding sentence.

(j)                                     For purposes of this Section 3.11, the following terms shall be defined as follows:

(1)                                         Designated Beneficiary.  The individual who is designated as the Beneficiary under the Plan and is a Designated Beneficiary under Section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2)                                         Distribution Calendar Year.  A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Paragraph (e) above.

(3)                                         Eligible Cost-in-Living Index.  Any index described in items (b)(2), (b)(3) or (b)(4) of A-14 of Treasury regulation section 1.401(a)(9)-6.

(4)                                         Life Expectancy.  Life expectancy as computed by use of the Single Life Table in Treasury Regulation section 1.401(a)(9)-9.

(5)                                         Required Beginning Date.  With respect to a Participant or beneficiary, the date specified in the second paragraph of Section 3.08 of the Plan.”

IV.                                   Effective as of February 1, 2006, the third paragraph of Section 1.23 of the Trust Agreement shall be deleted and the following shall be substituted therefor:

“The Committee shall furnish an explanation regarding the standard form of benefit and the Sections 3.02, 3.03 and 5.02 election to each Participant no less than thirty days before the end of the election period described below (unless such thirty-day period is waived by an affirmative election in accordance with the Code and applicable Treasury regulations) and no more than ninety days before his Annuity Starting Date.  The furnished explanation shall be written in nontechnical language in a manner calculated to be understood by the average Plan Participant and shall include the following specific information relating to the standard form of benefit and each other optional form of benefit generally available under the Plan:  (1) a description of the form of benefit, (2) a description of the eligibility conditions for the form of benefit, (3) a description of the financial effect of election the form of benefit (i.e., the amount payable under the form of benefit to the Participant during the Participant’s lifetime and the amount payable after the death of the Participant), (4) a chart or other comparable device showing the financial effect and relative value of the optional forms of benefit in accordance with Treasury regulation section 1.417(a)(3)-1(d)(2)(i) and which is accompanied with explanations and statements required under such regulation, (5) the amount payable to the Participant expressed in the form of a pension commencing at his Normal Retirement Date or commencing immediately, (6) a statement that offers to provide the Participant upon his request to the Committee a statement of financial effect and a comparison of relative values that is specific to the Participant for any presently available option form of benefit and how he may request such information, and (7) a statement that, upon the Participant’s request to the Committee, he may obtain the specific items of Participant-specific information described in Treasury regulation section 1.417(a)(3)-1(c) with respect to any or all of the optional forms of benefits available under the Plan to the Participant with a Pension Starting Date for which the explanation applies and how he may request such information.  The period of time during which a Participant may make or revoke the election described in this Section shall be the ninety-day period ending on the later of the date such Participant’s pension payments commence or the thirtieth day after the information required by this Paragraph has been furnished to the Participant; provided, however, that a Participant may affirmatively elect (with spousal consent if required) to waive the requirement that such information be provided at least thirty days before the end of the election period so long as the election period does not end, and the Participant’s benefit hereunder does not commence, until at least eight days after the information required by this Paragraph has been furnished to the Participant.  In the event of such waiver, the election period shall end on the later of the date of the waiver or the eighth day after the information required by this Paragraph has been furnished to the Participant, and payment of the Participant’s benefit shall commence as soon as administratively feasible thereafter.”

V.                                     As amended hereby, the Trust Agreement is specifically ratified and reaffirmed.

EXECUTED this 10th day of May, 2005.

FOREST OIL CORPORATION		EMPLOYEE BENEFITS COMMITTEE

By:	/s/ CYRUS D. MARTER IV	/s/ DAVID H. KEYTE
	Cyrus D. Marter IV	David H. Keyte
Vice President, General Counsel
and Secretary
/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV

/s/ TIMOTHY F. SAVOY
Timothy F. Savoy

/s/ MICHAEL N. KENNEDY
Michael N. Kennedy